Exhibit 99.3
Dell Confidential — For Internal Use Only

To:	Global Services Team
Channel:	Email
From:	Don Mann
Title:	Perot Systems...What It Means to Global Services
As you saw in the message from Michael, we have made a significant statement with the announcement of our intent to acquire Perot Systems. It’s the right services acquisition, for our customers and both companies.
Yesterday, Michael and Perot Systems executives hosted a Town Hall with some members of our team. I encourage you to watch a replay of that meeting which is now posted on One Dell Way.
The acquisition will result in a compelling combination of two iconic information-technology brands that have similarly strong, relationship-based business cultures, and that are known for helping customers thrive by using IT for greater effectiveness and productivity. Perot Systems is a team of great people and like Dell, it has a sharp customer focus and a history of innovation.
When the acquisition is complete, our Global Services teams will be combined with Perot Systems into a single services business unit. I will be communicating with you often, sharing details and developments on this news throughout the process. In the meantime, even as we plan for integration, Dell and Perot Systems will continue to function as independent companies and our focus should remain on our customers and their needs.
Some of you may be involved in the planning for eventual integration with Perot Systems and I know your efforts will be critical in making it successful.
Don’t hesitate to come to me or your manager with any questions. Thanks in advance for your support during this exciting time!
Don
Additional Information
The planned tender offer described in this e-mail has not yet commenced. The description contained in this e-mail is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

To:	Dell IT Employees Worldwide

From:	Robin Johnson, Chief Information Officer via blog post and email

Subject:	Perot Systems...What it Means to Global IT
Dell Confidential — For Internal Use Only
As you saw in the message from Michael, we have made a significant statement with the announcement of our intent to acquire Perot Systems. It’s the right services acquisition, for our customers and both companies.
Yesterday, Michael and Perot Systems executives hosted a Town Hall with some members of our team. I encourage you to watch a replay of that meeting which is now posted on One Dell Way. [link]
The acquisition will result in a compelling combination of two iconic information-technology brands that have similarly strong, relationship-based business cultures and that are known for helping customers thrive by using IT for greater efficiency and productivity. Perot Systems is a team of great people and, like Dell, it has a sharp customer focus and a history of innovation.
When the acquisition is complete, our Global IT teams will be merged with Perot Systems, in the process moving IT go-to-market strategies as we take our stronger internal capabilities to customers.
Our focus will remain on our customers, and we need to continue to deliver on our commitments to them and to the company. The ‘rationalize the core’ strategy remains in place and is as important as ever. This simplification of our systems will enable us to not only bring more innovation to the combined organization, but also free up capacity to take our experiences and expertise to our customers. When the acquisition is complete, Perot Systems’ skills and people can help us accelerate that strategy.
For everyone in Dell IT, this creates a whole new opportunity and set of career paths and enables us to deliver both faster and better for Dell. Some of you may be involved in the planning for eventual integration with Perot Systems, and I know your efforts will be critical in making it successful.
Don’t hesitate to come to me or your manager with any questions. I plan to communicate with you often, sharing details and developments on this news throughout the process. Thanks in advance for your support during this exciting time!
Robin
Other helpful links on Perot Systems news:
•	Part 1: Michael Hosts Town Hall with Perot Systems Executives (vlog)

•	Part 2: Michael Hosts Town Hall with Perot Systems Executives (vlog)

•	Get To Know Perot Systems!

•	Intent to Acquire Perot Systems (audiocast)

•	Perot Systems — What This Means To LE (audiocast)

•	Perot Systems — What This Means to Public (audiocast)

•	Perot Systems — What This Means to SMB (audiocast)
Additional Information
The planned tender offer described in this e-mail has not yet commenced. The description contained in this e-mail is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s Web site: www.sec.gov.

Dell Confidential — For Internal Use Only

To:	Global SMB Services Team
Channel:	Email
From:	Tim Griffin
Title:	Perot Systems...What It Means to Global SMB Services
As you saw in the message from Michael, we have made a significant statement with the announcement of our intent to acquire Perot Systems. It’s the right services acquisition, for our customers and both companies.
Yesterday, Michael and Perot Systems executives hosted a Town Hall with some members of our team. I encourage you to watch a replay of that meeting which is now posted on One Dell Way.
The acquisition will result in a compelling combination of two iconic information-technology brands that have similarly strong, relationship-based business cultures, and that are known for helping customers thrive by using IT for greater effectiveness and productivity. Perot Systems is a team of great people and like Dell, it has a sharp customer focus and a history of innovation.
When the acquisition is complete, our Global SMB Services teams will be combined with Perot Systems into a single services business unit. Our focus will remain on our customers and we need to continue to deliver on our commitments to them and to the company.
Some of you may be involved in the planning for eventual integration with Perot Systems and I know your efforts will be critical in making it successful.
Don’t hesitate to come to me or your manager with any questions. Thanks in advance for your support during this exciting time!
Tim
Additional Information
The planned tender offer described in this e-mail has not yet commenced. The description contained in this e-mail is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

Dell Confidential — For Internal Use Only

To:	Global Commercial Support Services and Global Public Services Teams
Channel:	Email
From:	Jan Uhrich
Title:	Intent to Acquire Perot Systems
As you saw in the message from Michael, we have made a significant statement with the announcement of our intent to acquire Perot Systems. It’s the right services acquisition, for our customers and both companies.
Yesterday, Michael and Perot Systems executives hosted a Town Hall with some members of our team. I encourage you to watch a replay of that meeting which is now posted on One Dell Way.
The acquisition will result in a compelling combination of two iconic information-technology brands that have similarly strong, relationship-based business cultures, and that are known for helping customers thrive by using IT for greater effectiveness and productivity. Perot Systems is a team of great people and like Dell, it has a sharp customer focus and a history of innovation.
When the acquisition is complete, our Global Commercial Support Services and our Global Services teams will be combined with Perot Systems into a single services business unit. I will be communicating with you often, sharing details and developments on this news throughout the process. In the meantime, even as we plan for integration, Dell and Perot Systems will continue to function as independent companies and our focus should remain on our customers and their needs.
Some of you may be involved in the planning for eventual integration with Perot Systems and I know your efforts will be critical in making it successful.
Don’t hesitate to come to me or your manager with any questions. Thanks in advance for your support during this exciting time!
Jan
Additional Information
The planned tender offer described in this e-mail has not yet commenced. The description contained in this e-mail is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.